Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
(844) 682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Financial Corp. Announces Investment Securities Repositioning Strategy

(FAIRMONT, W.Va.) October 6, 2025 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”), the holding company for MVB Bank, Inc. (the “Bank”), today announced the implementation of an investment securities repositioning strategy that included the sale of approximately $73 million in book value of available-for-sale investment securities.

The securities sold had a weighted-average tax-equivalent yield of 1.70% and a weighted-average life of approximately 9.6 years. The investment securities sold included $49 million of municipal securities, $15 million of U.S. sponsored mortgage-backed securities and $9 million of U.S. government agency securities. The sale resulted in a pre-tax loss of approximately $7.6 million, which will be recognized in the Company’s third quarter 2025 financial results. The Bank expects to redeploy proceeds into higher-yielding securities that align with the Company’s current risk and asset/liability management objectives.

From Larry F. Mazza, Chief Executive Officer and President, MVB Financial:
“This repositioning accelerates our path to stronger earnings and positions MVB for enhanced profitability,” said Larry F. Mazza, President and Chief Executive Officer. “The securities repositioning, combined with the expense efficiencies from our recently announced sale of Victor Technologies, are expected to add approximately $0.30 to $0.35 to earnings per share on an annualized basis. We believe this repositioning represents an attractive use of capital that enhances shareholder value while better aligning our balance sheet with our strategic objectives.”

Financial Impact:
The loss on the securities sale is expected to have a neutral impact on consolidated shareholders’ equity and tangible book value per share, as unrealized losses on available-for-sale securities are already reflected in shareholders’ equity. The Bank’s regulatory capital ratios are expected to remain well above well-capitalized thresholds. Additional details will be provided in the Company’s third quarter earnings release.

About MVB Financial Corp.
MVB Financial Corp., the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank’s subsidiaries, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. For more information about MVB, please visit http://ir.mvbbanking.com.

Forward-looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “may,” “could,” “can,” “should,” “will,” “plans,” “expects,” “anticipates,” “intends,” “continues,” or the negative of those terms or similar expressions. In addition, any statements that refer to projections, forecasts, or other characterizations of future events, financial results, or circumstances (including any underlying assumptions) are forward-looking. The forward-looking statements contained in this press release are based on assumptions and analyses made by MVB’s management in light of their respective experience and perception of historical trends, current conditions, expected future developments, and their potential effects on the MVB, as well as other factors they believe are appropriate in the circumstances. Note that many factors could affect the future financial results of the MVB Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity, and credit risk; changes in market interest rates; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto; changes in economic, business, and political conditions; changes in demand for loan products and deposit flow; changes in deposit classifications: operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise, or correct any forward-looking statements.

###